Exhibit T3A.7

CERTIFICATE OF FORMATION

NEW HAMPSHIRE LIMITED LIABILITY COMPANY

THE UNDERSIGNED, UNDER THE NEW HAMPSHIRE LIMITED LIABILITY COMPANY LAWS SUBMITS THE FOLLOWING CERTIFICATE OF FORMATION:

FIRST: The name of the limited liability company is Big Blue Audio LLC.

SECOND: The nature of the primary business or purposes are sales, marketing, development, sourcing, licensing, and distribution of audio and other specialty retail products.

THIRD: The name of the limited liability company’s registered agent is Thomas Manson and the street address, town/city (including zip code and post office box, if any) of its registered office is (agent’s business address) 1000 Elm Street, Manchester, NH 03101, c/o Cook, Little, Rosenblatt and Mason, P.L.L.C.

FOURTH: The latest date on which the limited liability company is to dissolve is none.

FIFTH: The management of the limited liability company is vested in a manager or managers.

SIXTH: The sale or offer for sale of any ownership interests in this business will comply with the requirements of the New Hampshire Uniform Securities Act (RSA 421-B).

*Signature:	/s/ Thomas F. Moynihan
Print or type name:	Thomas F. Moynihan
Title:	Manager
(Enter “manager” or “member”)
Date signed:	October 24, 2011

*	Must be signed by a manger; if no manager, must be signed by a member.